EXHIBIT 32.2

Certification Pursuant To
Section 906 of Sarbanes-Oxley Act of 2002

I, John Lackland, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
Amendment No.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  October 1, 2010

BY:	/s/ John Lackland
John Lackland
Chief Financial Officer
(principal financial officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.